Exhibit 99.1

SPX FLOW BUILDS MOMENTUM WITH STRONG RESULTS IN THE FIRST HALF OF 2021
Company Well-Positioned for Growth and Margin Expansion

Second Quarter Highlights:

●	Organic orders increased 16% YoY, with 80/20 segmentation driving mix improvement

●	Organic revenue grew 14% with strength across all geographies and both segments

●	Reported operating margin of 7.6%; Adjusted operating margin of 11.2% up 260 points year-over-year

●	Structural SG&A productivity plans progressing better than expectations
○
●	Balanced capital allocation framework resulted in a quarterly dividend payment, share repurchases, and programmatic M&A

●	Debt refinancing supports growth strategies, increases flexibility, lowers cash interest and extends maturity
___________________________________________________________________________________
CHARLOTTE, NC - August 4, 2021 - SPX FLOW, Inc. (NYSE:FLOW), a leading provider of process solutions for the nutrition, health and precision solutions markets, today reported results for the quarter ended July 3, 2021.
“Our strong first half results demonstrate significant progress in the strategic plan the Company outlined at the start of 2021. We are demonstrating the ability to deliver organic growth, meaningful margin expansion, and strong free cash flow,” said Marc Michael, SPX FLOW President and CEO. “The strategic assessments we conducted over the past two years created clarity on the products, services and markets that allow us to grow profitably with our customers. And the deployment of 80/20 and our business operating system has supported our strong execution of this strategy, evidenced by growth in our highest margin product categories, investment in new product development and CAPEX, and outstanding progress on our SG&A productivity plans. By instilling the 80/20 mindset company-wide, we see sustainable margin expansion and increased free cash flow over the coming years."
“We are also executing on our commitment to systematically allocate capital within our balanced and disciplined framework,” Michael said. “We have increased investments in high returning CAPEX projects, R&D programs and customer innovation. We closed two acquisitions this year that are great strategic fits and enhance our ability to create profitable growth. We are also returning capital to shareholders through our share repurchase program and dividend."
“We are proud of the outcomes our solutions makers have delivered through the first half of 2021, and confident we are building the capabilities and culture to deliver on our long-term commitments. The momentum we are seeing in our operating performance is a testament to strong teams, customer focus, high quality offerings and strategic clarity. We are focused on creating value for shareholders through earnings growth, reinvesting in the business, executing strategic acquisitions and distributing excess cash to our shareholders." concluded Michael.
Outlook:
The company anticipates mid-single digit organic revenue growth in 2021 with meaningful improvement in operating margins continuing in the second half of the year. The long-term strategy is to generate higher organic growth driven by 80/20 segmentation, with improved quality and mix of revenue, supported by a lean and dynamic cost structure. These building blocks, together with continuous manufacturing and supply chain productivity, are leading to an accelerated shift in fundamental performance of the Company.

Second Quarter 2021 Consolidated Results (continuing operations unless otherwise noted)

$ millions	Q2 2021	Q2 2020	Variance	Organic Variance
Backlog	$608.5	$546.3	11.4%	(1.6)%
Orders	405.0	320.4	26.4%	15.5%
Revenues	381.6	308.1	23.9%	14.1%

Operating income	28.9	14.2	103.5%
Margin %	7.6%	4.6%	300 bps
Adjusted operating income*	42.7	26.6	60.5%
Margin %	11.2%	8.6%	260 bps
Segment income	50.0	39.0	28.2%
Margin %	13.1%	12.7%	40 bps

Operating cash flow from continuing operations	28.6	24.7
Adjusted free cash flow from continuing operations*	30.7	23.6

Income from continuing operations, net of tax	11.4	6.5
Adjusted EBITDA from continuing operations*	49.5	32.7
Note: The commentary below is compared to the prior-year period. All comments refer to continuing operations unless otherwise noted. During the quarter ended July 3, 2021, we renamed our Industrial segment as the Precision Solutions segment, with no changes to the composition of the segment.
•Backlog was up 11.4%, or $62.2 million primarily due to the positive impact of foreign exchange rates and the impact of current period acquisitions. Organically, backlog decreased 4.8% in the Nutrition & Health segment, partially offset by a slight increase of 1.4% in the Precision Solutions segment.
•Orders increased 15.5% organically, or $49.7 million, driven by a 7.4% increase in Nutrition & Health segment orders and a 22.8% increase in Precision Solutions segment orders.
•Revenues increased 23.9%, or $73.5 million driven by an 14.1% increase in organic revenues, with 10.5% organic growth in the Nutrition & Health segment and 17.3% organic growth in the Precision Solutions segment.
•Operating income was $28.9 million, or 7.6% of revenues. After excluding discrete, non-operational and non-cash items and reclassifying transitional services income, adjusted operating income* was $42.7 million, or 11.2% of revenues, representing an increase of approximately 260 basis points year-over-year on a comparable basis.
•Segment income was $50.0 million, up 28.2%, and segment margin increased by 40 basis points to 13.1%. The increase in segment income was primarily driven by operating leverage related to meaningful volume recovery across both segments, price realization and structural SG&A cost savings and was only partially offset by increased intangible amortization charges and the impact of fair value adjustments to inventory directly attributable to the company's acquisition strategy.
•Adjusted free cash flow* from continuing operations was $30.7 million, including investments of $5.1 million on capital expenditures and excluding $4.8 million on restructuring actions and $2.4 million on certain M&A activities.
•Nutrition & Health segment revenues increased 16.3% primarily driven by a 10.5% increase in organic revenues related to a higher shippable backlog entering the quarter and elevated short cycle book and turn activity. Segment income was $26.4 million, up 38.2%, and margin increased by 250 basis points to 15.7%. The increase in segment income was primarily driven by an improved mix of higher quality revenue, pricing and SG&A cost reductions.
•Precision Solutions segment revenues increased 30.5%, primarily driven by a 17.3% increase in organic revenues related to a higher shippable backlog to start the quarter and volume recovery in short cycle end markets. Segment income was $23.6 million, up 18.6% and margin decreased by 110 basis points to 11.1%. The increase in segment income was primarily driven by increased price realization, operating leverage related to meaningful volume recovery and SG&A cost reductions and was partially offset by increased intangible amortization charges and the impact of fair value adjustments to inventory directly attributable to the company's acquisition strategy.

OTHER ITEMS
About SPX FLOW, Inc.: Based in Charlotte, N.C., SPX FLOW, Inc. (NYSE: FLOW) improves the world through innovative and sustainable solutions. The company's product offering is concentrated in process technologies that perform mixing, blending, fluid handling, separation, thermal heat transfer and other activities that are integral to processes performed across a wide variety of nutrition, health and precision solutions markets. SPX FLOW had approximately $1.4 billion in 2020 annual revenues and has operations in more than 30 countries and sales in more than 140 countries. To learn more about SPX FLOW, please visit www.spxflow.com.
*Non-GAAP measure. See attached schedules for reconciliation from most comparable GAAP measure. Management believes these non-GAAP metrics are commonly used financial measures for investors to evaluate our operating performance for the periods presented, and when read in conjunction with our condensed consolidated financial statements, present a useful tool to evaluate continuing operations and provide investors with metrics they can use to evaluate our management of the business from period to period. In addition, these are some of the factors we use in internal evaluations of the overall performance of our business.
On July 26, 2021 we announced that our Board of Directors authorized a review of strategic alternatives, including a possible sale or merger of the Company and the continued execution of the Company's standalone strategy. No assurances can be given regarding the outcome or timing of the review process. Until completed or until we deem appropriate, we do not intend to make any further public comments around the process.
Management acknowledges that there are many items that impact a company’s reported results and the adjustments reflected in these non-GAAP measures are not intended to present all items that may have impacted these results. In addition, these non-GAAP measures are not necessarily comparable to similarly-titled measures used by other companies.
Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. The words “expects,” “anticipates,” “plans,” “targets,” “projects,” “believes,” “estimates,” “forecasts,” “intends,” “should,” “could,” “would,” “will,” “may” and similar expressions identify forward-looking statements. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. These statements are only predictions. Actual events or results may differ materially because of market conditions or other factors, and forward-looking statements should not be relied upon as a prediction of actual results. Among other factors that may affect future performance are: the impact of the COVID-19 pandemic and governmental and other actions taken in response; cyclical changes and specific industry events in the company’s markets; changes in anticipated capital investment and maintenance expenditures by customers; availability, limitations or cost increases of raw materials, component products and/or commodities that cannot be recovered in product pricing; overruns, the incurrence of delays, penalties or liquidated damages with respect to long-term fixed-price contracts; international economic, political, legal, accounting and business developments adversely affecting the company’s ability to do business in emerging markets; ability to identify acceptable strategic acquisition targets; uncertainties surrounding timing, successful completion or integration of acquisitions and similar transactions; inadequate performance by third-party suppliers and subcontractors for outsourced products; defects or errors in current or planned products; potential labor disputes, extreme weather conditions and natural and other disasters; compliance costs associated with environmental laws and regulations; threats associated with and efforts to combat terrorism and cyber-security risks; global competitive market conditions, including global reactions to U.S. trade policies, and resulting effects on sales and pricing; and global economic factors, including currency exchange rates, difficulties entering new markets and general economic conditions such as inflation, deflation, interest rates and credit availability. These risk factors may not be exhaustive. Further, the company operates in a continually changing business environment and cannot predict new risk factors that may arise as a result of these and other changes. Statements in this press release speak only as of the date of this press release, and SPX FLOW disclaims any responsibility to update or revise such statements.
Investor Contact:
Scott Gaffner
VP, Investor Relations and Strategic Insights
704-752-4485
investor@spxflow.com

Media Contact:
Peter Smolowitz
External Communications Manager
704-341-2915
peter.smolowitz@spxflow.com

SPX FLOW, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three months ended		Six months ended
	July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020
Revenues	$381.6	$308.1	$745.4	$597.6
Cost of products sold	249.9	194.6	485.2	383.0
Gross profit	131.7	113.5	260.2	214.6
Selling, general and administrative	93.8	90.8	184.2	176.0
Intangible amortization	4.7	2.9	7.7	5.7
Asset impairment charges	—	0.8	—	2.7
Restructuring and other related charges	4.3	4.8	13.5	7.4
Operating income	28.9	14.2	54.8	22.8

Other income, net	2.3	5.8	8.6	4.3
Interest expense, net	(4.9)	(9.4)	(9.8)	(17.5)
Income from continuing operations before income taxes	26.3	10.6	53.6	9.6
Income tax provision	(14.7)	(3.9)	(23.0)	(3.0)
Income from continuing operations	11.6	6.7	30.6	6.6
Loss from discontinued operations, net of tax	(0.6)	(31.6)	(0.9)	(36.7)
Net income (loss)	11.0	(24.9)	29.7	(30.1)
Less: Net income attributable to noncontrolling interests	0.2	0.2	0.3	0.3
Net income (loss) attributable to SPX FLOW, Inc.	$10.8	$(25.1)	$29.4	$(30.4)

Amounts attributable to SPX FLOW, Inc. common shareholders:
Income from continuing operations, net of tax	$11.4	$6.5	$30.3	$6.2
Loss from discontinued operations, net of tax	(0.6)	(31.6)	(0.9)	(36.6)
Net income (loss) attributable to SPX FLOW, Inc.	$10.8	$(25.1)	$29.4	$(30.4)

Basic income (loss) per share of common stock:
Income per share from continuing operations	$0.27	$0.15	$0.72	$0.15
Loss per share from discontinued operations	(0.01)	(0.75)	(0.02)	(0.86)
Net income (loss) per share attributable to SPX FLOW, Inc.	0.26	(0.59)	0.70	(0.71)
Diluted income (loss) per share of common stock:
Income per share from continuing operations	$0.27	$0.15	$0.72	$0.15
Loss per share from discontinued operations	(0.01)	(0.74)	(0.02)	(0.86)
Net income (loss) per share attributable to SPX FLOW, Inc.	0.26	(0.59)	0.70	(0.71)

Weighted average number of common shares outstanding - basic	41.822	42.397	41.910	42.524
Weighted average number of common shares outstanding - diluted	41.840	42.505	41.954	42.703

SPX FLOW, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions)

	July 3, 2021	December 31, 2020
ASSETS
Current assets:
Cash and equivalents	$324.1	$441.5
Accounts receivable, net	251.0	232.6
Contract assets	23.3	24.4
Inventories, net	238.6	199.3
Other current assets	39.7	27.4
Total current assets	876.7	925.2
Property, plant and equipment:
Land	22.3	22.8
Buildings and leasehold improvements	171.2	176.8
Machinery and equipment	353.4	349.1
	546.9	548.7
Accumulated depreciation	(312.8)	(320.6)
Property, plant and equipment, net	234.1	228.1
Goodwill	616.4	569.7
Intangibles, net	228.2	206.0
Other assets	176.5	169.5
TOTAL ASSETS	$2,131.9	$2,098.5

LIABILITIES, MEZZANINE EQUITY AND EQUITY
Current liabilities:
Accounts payable	$178.1	$149.1
Contract liabilities	123.8	119.5
Accrued expenses	185.7	178.7
Income taxes payable	27.6	23.0
Short-term debt	15.5	12.5
Current maturities of long-term debt	0.1	0.1
Total current liabilities	530.8	482.9
Long-term debt	397.6	397.3
Deferred and other income taxes	43.0	36.6
Other long-term liabilities	117.7	117.5
Total long-term liabilities	558.3	551.4
Mezzanine equity	3.4	3.4
Equity:
SPX FLOW, Inc. shareholders’ equity:
Common stock	0.4	0.4
Paid-in capital	1,720.2	1,696.9
Accumulated deficit	(341.5)	(363.3)
Accumulated other comprehensive loss	(251.9)	(226.4)
Common stock in treasury	(86.9)	(46.2)
Total SPX FLOW, Inc. shareholders' equity	1,040.3	1,061.4
Noncontrolling interests	(0.9)	(0.6)
Total equity	1,039.4	1,060.8
TOTAL LIABILITIES, MEZZANINE EQUITY AND EQUITY	$2,131.9	$2,098.5

SPX FLOW, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Three months ended		Six months ended
	July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020
Cash flows from (used in) operating activities:
Net income (loss)	$11.0	$(24.9)	$29.7	$(30.1)
Less: Loss from discontinued operations, net of tax	(0.6)	(31.6)	(0.9)	(36.7)
Income from continuing operations	11.6	6.7	30.6	6.6
Adjustments to reconcile income from continuing operations to net cash from (used in) operating activities:
Restructuring and other related charges	4.3	4.8	13.5	7.4
Asset impairment charges	—	0.8	—	2.7
Deferred income taxes	6.9	18.8	7.7	18.8
Depreciation and amortization	12.2	10.2	22.0	20.0
Stock-based compensation	3.0	3.8	5.8	7.0
Pension and other employee benefits	0.3	0.3	0.6	0.7
Losses (gains) on asset sales and other, net	(0.2)	(0.1)	(0.3)	0.4
Gains on changes in fair value of investment in equity security	(2.1)	(5.3)	(7.5)	(5.3)
Changes in operating assets and liabilities, net of effects from business acquisitions and discontinued operations:
Accounts receivable and other assets	(1.3)	11.0	(19.5)	28.3
Contract assets and liabilities, net	(2.1)	5.0	1.9	3.3
Inventories	(14.6)	(13.9)	(27.7)	(29.1)
Accounts payable, accrued expenses and other	15.4	(15.0)	14.7	(63.6)
Cash spending on restructuring actions	(4.8)	(2.4)	(7.9)	(4.7)
Net cash from (used in) continuing operations	28.6	24.7	33.9	(7.5)
Net cash used in discontinued operations	(0.5)	(5.9)	(0.7)	(6.4)
Net cash from (used in) operating activities	28.1	18.8	33.2	(13.9)
Cash flows from (used in) investing activities:
Proceeds from asset sales and other, net	0.4	0.2	0.6	0.2
Capital expenditures	(5.1)	(7.1)	(14.4)	(11.8)
Business acquisitions, net of cash acquired of $1.6 and $4.5, in the three and six months ended July 3, 2021, respectively	(64.6)	—	(102.6)	—
Net cash used in continuing operations	(69.3)	(6.9)	(116.4)	(11.6)
Net cash from discontinued operations (includes proceeds from disposition of $406.2, less cash and restricted cash disposed of $7.3, in the three and six months ended June 27, 2020)	—	398.9	—	393.4
Net cash from (used in) investing activities	(69.3)	392.0	(116.4)	381.8
Cash flows used in financing activities:
Borrowings under (repayments of) purchase card program, net	3.4	2.9	2.8	(4.8)
Repayments of other financing arrangements	—	(0.1)	(1.2)	(0.3)
Purchases of common stock	(24.6)	(6.2)	(34.5)	(6.2)
Minimum withholdings paid on behalf of employees for net share settlements, net	0.1	(0.4)	(6.3)	(6.8)
Proceeds from the exercise of employee stock options	7.2	—	17.6	—
Dividends paid (includes noncontrolling interests distribution of $1.2 in the six months ended June 27, 2020)	(3.8)	—	(3.8)	(1.2)
Purchase of noncontrolling interest	(0.6)	—	(0.6)	—
Net cash used in continuing operations	(18.3)	(3.8)	(26.0)	(19.3)
Net cash used in discontinued operations	—	—	—	(0.3)
Net cash used in financing activities	(18.3)	(3.8)	(26.0)	(19.6)
Change in cash, cash equivalents and restricted cash due to changes in foreign currency exchange rates	3.0	6.3	(8.2)	5.4
Net change in cash, cash equivalents and restricted cash	(56.5)	413.3	(117.4)	353.7
Consolidated cash, cash equivalents and restricted cash, beginning of period	380.7	243.8	441.6	303.4
Consolidated cash, cash equivalents and restricted cash, end of period	$324.2	$657.1	$324.2	$657.1

SPX FLOW, INC. AND SUBSIDIARIES
ADJUSTED FREE CASH FLOW RECONCILIATION
(Unaudited; in millions)

	Three months ended		Six months ended
	July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020
Net cash flow from (used in) operating activities - continuing and discontinued operations	$28.1	$18.8	$33.2	$(13.9)
Less: Net cash flow used in operating activities - discontinued operations	(0.5)	(5.9)	(0.7)	(6.4)
Net cash flow from (used in) operating activities - continuing operations	28.6	24.7	33.9	(7.5)
Capital expenditures - continuing operations	(5.1)	(7.1)	(14.4)	(11.8)
Free cash flow from (used in) operations - continuing operations	23.5	17.6	19.5	(19.3)
Cash spending on restructuring actions	4.8	2.4	7.9	4.7
Cash spending on certain M&A activities	2.4	—	3.9	—
Cash spending on strategic actions	—	1.0	—	4.2
Discrete cash tax payments	—	2.6	—	17.1
Adjusted free cash flow from operations	$30.7	$23.6	$31.3	$6.7

SPX FLOW, INC. AND SUBSIDIARIES
RESULTS OF REPORTABLE SEGMENTS
(Unaudited; in millions)

	As of and for the three months ended				As of and for the six months ended
	July 3, 2021	June 27, 2020	Δ	%/bps	July 3, 2021	June 27, 2020	Δ	%/bps
Nutrition and Health
Backlog	$267.1	$263.5	$3.6	1.4%	$267.1	$263.5	$3.6	1.4%
Orders	$171.0	$150.9	$20.1	13.3%	$343.8	$276.1	$67.7	24.5%
Revenues	$168.3	$144.7	$23.6	16.3%	$339.9	$282.5	$57.4	20.3%

Segment income	$26.4	$19.1	$7.3	38.2%	$55.0	$38.5	$16.5	42.9%
Intangible amortization expense	1.6	1.6	—		3.2	3.1	0.1
Adjusted segment income	$28.0	$20.7	$7.3	35.3%	$58.2	$41.6	$16.6	39.9%
as a percent of revenues	16.6%	14.3%		230bps	17.1%	14.7%		240bps

Precision Solutions
Backlog	$341.4	$282.8	$58.6	20.7%	$341.4	$282.8	$58.6	20.7%
Orders	$234.0	$169.5	$64.5	38.1%	$432.7	$361.3	$71.4	19.8%
Revenues	$213.3	$163.4	$49.9	30.5%	$405.5	$315.1	$90.4	28.7%

Segment income	$23.6	$19.9	$3.7	18.6%	$45.0	$29.3	$15.7	53.6%
Intangible amortization expense	3.1	1.3	1.8		4.5	2.6	1.9
Purchase accounting - amortization of inventory fair value adjustment	1.0	—	1.0		1.5	—	1.5
Adjusted segment income	$27.7	$21.2	$6.5	30.7%	$51.0	$31.9	$19.1	59.9%
as a percent of revenues	13.0%	13.0%		—bps	12.6%	10.1%		250bps

Consolidated Backlog	$608.5	$546.3	$62.2	11.4%	$608.5	$546.3	$62.2	11.4%
Consolidated Orders	$405.0	$320.4	$84.6	26.4%	$776.5	$637.4	$139.1	21.8%
Consolidated Revenues	$381.6	$308.1	$73.5	23.9%	$745.4	$597.6	$147.8	24.7%

Consolidated Segment Income	$50.0	$39.0	$11.0	28.2%	$100.0	$67.8	$32.2	47.5%
Consolidated Adjusted Segment Income	$55.7	$41.9	$13.8	32.9%	$109.2	$73.5	$35.7	48.6%
as a percent of revenues	14.6%	13.6%		100bps	14.6%	12.3%		230bps

Consolidated Adjusted Segment Income	$55.7	$41.9	$13.8		$109.2	$73.5	$35.7
Less: Intangible amortization expense	(4.7)	(2.9)	(1.8)		(7.7)	(5.7)	(2.0)
Less: Purchase accounting - amortization of inventory fair value adjustment	(1.0)	—	(1.0)		(1.5)	—	(1.5)
Consolidated Segment Income	50.0	39.0	11.0		100.0	67.8	32.2
Corporate expense	16.6	19.0	(2.4)		31.3	34.5	(3.2)
Pension and postretirement service costs	0.2	0.2	—		0.4	0.4	—
Asset impairment charges	—	0.8	(0.8)		—	2.7	(2.7)
Restructuring and other related charges	4.3	4.8	(0.5)		13.5	7.4	6.1
Consolidated Operating Income	$28.9	$14.2	$14.7	103.5%	$54.8	$22.8	$32.0	140.4%
as a percent of revenues	7.6%	4.6%		300bps	7.4%	3.8%		360bps

SPX FLOW, INC. AND SUBSIDIARIES
ADJUSTED OPERATING INCOME RECONCILIATION
(Unaudited; in millions)

	Three months ended		Six months ended
	July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020
Operating income	$28.9	$14.2	$54.8	$22.8
Charges and fees associated with strategic actions	—	2.4	—	3.2
Charges associated with certain M&A activities	3.3	—	4.8	—
Restructuring and other related charges	4.3	4.8	13.5	7.4
Asset impairment charges	—	0.8	—	2.7
Reduction of SG&A costs associated with transition services income	0.5	1.5	1.5	1.5
Purchase accounting - amortization of inventory fair value adjustment	1.0	—	1.5	—
Intangible amortization	4.7	2.9	7.7	5.7
Adjusted operating income	$42.7	$26.6	$83.8	$43.3

SPX FLOW, INC. AND SUBSIDIARIES
ORGANIC REVENUE RECONCILIATION
(Unaudited)

	Three months ended July 3, 2021
	Net Revenue Growth	Foreign Currency	Business Combinations	Organic Revenue Growth
Nutrition and Health	16.3%	5.8%	—%	10.5%
Precision Solutions	30.5%	5.1%	8.1%	17.3%
Consolidated	23.9%	5.5%	4.3%	14.1%

	Six months ended July 3, 2021
	Net Revenue Growth	Foreign Currency	Business Combinations	Organic Revenue Growth
Nutrition and Health	20.3%	5.6%	—%	14.7%
Precision Solutions	28.7%	5.0%	6.1%	17.6%
Consolidated	24.7%	5.3%	3.2%	16.2%

SPX FLOW, INC. AND SUBSIDIARIES
ADJUSTED EBITDA FROM CONTINUING OPERATIONS RECONCILIATION
(Unaudited; in millions)

	Three months ended		Six months ended
	July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020
Net income attributable to SPX FLOW, Inc. from continuing operations	$11.4	$6.5	$30.3	$6.2

Income tax provision	14.7	3.9	23.0	3.0
Interest expense, net	4.9	9.4	9.8	17.5
Depreciation and amortization	12.2	10.2	22.0	20.0
EBITDA from continuing operations	43.2	30.0	85.1	46.7
Charges and fees associated with strategic actions	—	2.4	—	3.2
Charges associated with certain M&A activities	3.3	—	4.8	—
Restructuring and other related charges	4.3	4.8	13.5	7.4
Asset impairment charges	—	0.8	—	2.7
Fair value adjustment related to an equity security	(2.1)	(5.3)	(7.5)	(5.3)
Gains on certain asset sales and other, net	(0.2)	—	(0.3)	—
Purchase accounting - amortization of inventory fair value adjustment	1.0	—	1.5	—
Adjusted EBITDA from continuing operations	$49.5	$32.7	$97.1	$54.7

SPX FLOW, INC. AND SUBSIDIARIES
ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS RECONCILIATION
(Unaudited)

	Three months ended		Six months ended
	July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020
Diluted earnings per share from continuing operations	$0.27	$0.15	$0.72	$0.15
Charges and fees associated with strategic actions, net of tax	—	0.04	—	0.05
Charges associated with certain M&A activities, net of tax	0.06	—	0.09	—
Restructuring and other related charges, net of tax	0.09	0.09	0.26	0.14
Asset impairment charges, net of tax	—	0.01	—	0.04
Fair value adjustment related to an equity security, net of tax	(0.04)	(0.09)	(0.14)	(0.09)
Purchase accounting - amortization of inventory fair value adjustment, net of tax	0.02	—	0.03	—
Intangible amortization, net of tax	0.09	0.05	0.14	0.10
Discrete tax charges	0.14	0.02	0.14	—
Adjusted diluted earnings per share from continuing operations	$0.63	$0.27	$1.24	$0.39